SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2016

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          Submission of Matters to a Vote of Securityholders.

On February 26, 2016, Coherent, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders and the following are the final voting results for the meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
One: To elect seven directors:
John R. Ambroseo	20,845,704	442,240	10,664	1,485,772
Jay T. Flatley	21,208,869	77,596	12,143	1,485,772
Susan M. James	21,193,926	93,024	11,658	1,485,772
L. William Krause	21,205,772	80,810	12,026	1,485,772
Garry W. Rogerson	20,755,616	530,892	12,100	1,485,772
Steve Skaggs	21,209,723	76,759	12,126	1,485,772
Sandeep Vij	20,727,444	556,804	14,360	1,485,772
Two: To ratify the appointment of Deloitte &Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2016	22,136,492	636,993	10,895	0
Three: Advisory vote to approve executive officer compensation	20,822,736	335,576	140,296	1,485,772

Each of the above-named directors was elected at the annual meeting, and stockholders approved: (i) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2016; and (ii) the compensation of the Company’s executive officers for the fiscal year ended October 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: February 29, 2016
	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President and
General Counsel